UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2009  (February 24, 2009)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On February 24, 2009, Rexahn Pharmaceuticals, Inc. (the “Company”) was notified by the staff of the NYSE Alternext US LLC (the “Exchange”), formerly known as the American Stock Exchange, Inc., that the staff has determined, following a review of publicly available information, that the Company is not in compliance with Section 1003(a)(iii) of the NYSE Alternext Company Guide (the “Company Guide”) in that it has stockholder equity of less than $6 million and losses from continued operations and net losses in its five most recent fiscal years.

 In order to maintain its listing, the Company must submit a plan by March 24, 2009 (the “Plan”) advising the Exchange of action it has taken or will take, that would bring it into compliance with the continued listing standards.  Subject to the Plan being accepted by the Exchange, the Company would have up to August 24, 2010 to implement the Plan, during which time period the Company would be subject to periodic review to determine whether it is making progress consistent with the Plan.  The Company has verbally informed the staff of the Exchange that it intends to make a timely submission to the Exchange of the Plan to resolving the listing deficiencies and to regaining its compliance with the Exchange's continued listing requirements.

Item 9.01.   Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number	Description
99.1	Press release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date: February 27, 2009

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 27, 2009.

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